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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

                  The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Fine Host Corporation dated June 8, 1999 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d- 1(f) under the Securities Exchange Act of 1934.

Date:  June 8, 1999
                                   ANGELO, GORDON & CO., L.P.

                                   By:      AG Partners, L.P.
                                            General Partner


                                            By:   /S/ MICHAEL L. GORDON
                                                  ------------------------------
                                                  Michael L. Gordon
                                                  General Partner

                                   JOHN M. ANGELO

                                   /S/ JOHN M. ANGELO
                                   ---------------------------------------------



                                   MICHAEL L. GORDON


                                   /S/ MICHAEL L. GORDON
                                   ---------------------------------------------